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                                                                    EXHIBIT 99.2

                          TRANSOCEAN SEDCO FOREX INC.

                                   LETTER TO
                     DEPOSITORY TRUST COMPANY PARTICIPANTS
                                      FOR
               TENDER OF THE FOLLOWING SERIES OF NOTES ISSUED BY
              TRANSOCEAN SEDCO FOREX INC.'S INDIRECT WHOLLY-OWNED
                       SUBSIDIARY, R&B FALCON CORPORATION

          6.50% R&B FALCON                     6.75% R&B FALCON                     6.95% R&B FALCON
           NOTES DUE 2003                       NOTES DUE 2005                       NOTES DUE 2008
          IN EXCHANGE FOR                      IN EXCHANGE FOR                      IN EXCHANGE FOR
    6.50% TRANSOCEAN SEDCO FOREX         6.75% TRANSOCEAN SEDCO FOREX         6.95% TRANSOCEAN SEDCO FOREX
           NOTES DUE 2003                       NOTES DUE 2005                       NOTES DUE 2008

         7.375% R&B FALCON                    9.125% R&B FALCON                     9.50% R&B FALCON
           NOTES DUE 2018                       NOTES DUE 2003                       NOTES DUE 2008
          IN EXCHANGE FOR                      IN EXCHANGE FOR                      IN EXCHANGE FOR
   7.375% TRANSOCEAN SEDCO FOREX        9.125% TRANSOCEAN SEDCO FOREX         9.50% TRANSOCEAN SEDCO FOREX
           NOTES DUE 2018                       NOTES DUE 2003                       NOTES DUE 2008


THE CONSENT PAYMENT DEADLINE FOR EACH EXCHANGE OFFER (THAT IS, THE TIME BY WHICH HOLDERS MUST TENDER THE APPLICABLE SERIES OF R&B FALCON NOTES IN ORDER TO BE ELIGIBLE TO RECEIVE THE CONSENT PAYMENT) WILL BE MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 13, 2002, UNLESS EXTENDED. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE CONSENT PAYMENT DEADLINE.



EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 1, 2002, UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

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To Depository Trust Company Participants:


     We have been appointed by Transocean Sedco Forex Inc., a Cayman Islands company ("Transocean Sedco Forex"), to act as dealer managers in connection with Transocean Sedco Forex's offer, upon the terms and subject to the conditions set forth in the Prospectus and Consent Solicitation Statement ("Prospectus") and the accompanying Letter of Transmittal and Consent ("Letter of Transmittal"), of:


          $1,000 principal amount of Transocean Sedco Forex's 6.50% Notes due April 15, 2003 (the "Transocean Sedco Forex 6.50% Notes") in exchange for each $1,000 principal amount of outstanding 6.50% Notes due April 15, 2003 of R&B Falcon Corporation (the "R&B Falcon 6.50% Notes") properly tendered and accepted;

          $1,000 principal amount of Transocean Sedco Forex's 6.75% Notes due April 15, 2005 (the "Transocean Sedco Forex 6.75% Notes") in exchange for each $1,000 principal amount of outstanding 6.75% Notes due April 15, 2005 of R&B Falcon Corporation (the "R&B Falcon 6.75% Notes") properly tendered and accepted;

          $1,000 principal amount of Transocean Sedco Forex's 6.95% Notes due April 15, 2008 (the "Transocean Sedco Forex 6.95% Notes") in exchange for each $1,000 principal amount of outstanding 6.95% Notes due April 15, 2008 of R&B Falcon Corporation (the "R&B Falcon 6.95% Notes") properly tendered and accepted;

          $1,000 principal amount of Transocean Sedco Forex's 7.375% Notes due April 15, 2018 (the "Transocean Sedco Forex 7.375% Notes") in exchange for each $1,000 principal amount of outstanding 7.375% Notes due April 15, 2018 of R&B Falcon Corporation (the "R&B Falcon 7.375% Notes") properly tendered and accepted;


          $1,000 principal amount of Transocean Sedco Forex's 9.125% Notes due December 15, 2003 (the "Transocean Sedco Forex 9.125% Notes") in exchange for each $1,000 principal amount of outstanding 9.125% Notes due December 15, 2003 of R&B Falcon Corporation (the "R&B Falcon 9.125% Notes") properly tendered and accepted; and



          $1,000 principal amount of Transocean Sedco Forex's 9.50% Notes due December 15, 2008 (the "Transocean Sedco Forex 9.50% Notes") in exchange for each $1,000 principal amount of outstanding 9.50% Notes due December 15, 2008 of R&B Falcon Corporation (the "R&B Falcon 9.50% Notes") properly tendered and accepted.


     The R&B Falcon 6.50% Notes, the R&B Falcon 6.75% Notes, the R&B Falcon 6.95% Notes, the R&B Falcon 7.375% Notes, the R&B Falcon 9.125% Notes and the R&B Falcon 9.50% Notes are collectively referred to as the "R&B Falcon Notes." The Transocean Sedco Forex 6.50% Notes, the Transocean Sedco Forex 6.75% Notes, the Transocean Sedco Forex 6.95% Notes, the Transocean Sedco Forex 7.375% Notes, the Transocean Sedco Forex 9.125% Notes and the Transocean Sedco Forex 9.50% Notes are collectively referred to as the "Transocean Sedco Forex Notes." The exchange offers with respect to the above series of R&B Falcon Notes are collectively referred to as the "Exchange Offers."


     Holders tendering R&B Falcon Notes pursuant to the Exchange Offers will thereby consent to certain proposed amendments to the indentures under which R&B Falcon Corporation ("R&B Falcon") issued such R&B Falcon Notes, as described in the Prospectus. The completion, execution and delivery of the Letter of Transmittal (or the delivery by DTC of an agent's message in lieu thereof) will constitute the delivery of a consent with respect to the R&B Falcon Notes tendered.


     Any Transocean Sedco Forex Notes issued in exchange for R&B Falcon Notes will be issued only in book-entry form through the Depository Trust Company ("DTC"), which means that no exchanging holder will receive certificates evidencing any Transocean Sedco Forex Notes.

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     The consent payment deadline for each Exchange Offer will be Midnight, New
York City time, on February 13, 2002, unless extended. Each Exchange Offer will expire at 5:00 p.m., New York City time, on March 1, 2002, unless extended (the "Expiration Date"). Holders of R&B Falcon Notes must tender before the consent payment deadline to be eligible to receive the consent payment.


     Your attention is directed to the following:


     1. Form and Timing of Payment for Tendered R&B Falcon Notes. Subject to the terms and conditions of each Exchange Offer and applicable law, Transocean Sedco Forex will deposit, or, in the case of any applicable consent payments, cause R&B Falcon to deposit, with Mellon Investor Services LLC, as exchange agent (the "Exchange Agent"):


     - Transocean Sedco Forex Notes of the corresponding series to that exchanged (in book-entry form), and

     - cash representing the applicable consent payment.

     This will occur on the third business day following the Expiration Date of the applicable Exchange Offer or as soon as practicable thereafter (the "Exchange Date").

     The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the consent payment from R&B Falcon and the Transocean Sedco Forex Notes (in book-entry form) from Transocean Sedco Forex and then delivering the consent payment and Transocean Sedco Forex Notes (in book-entry form) to or at the direction of those holders. The Exchange Agent will make this delivery on the same day Transocean Sedco Forex deposits the Transocean Sedco Forex Notes and causes R&B Falcon to deposit the consent payment for the related R&B Falcon Notes, or as soon thereafter as practicable.

     2. Documents Enclosed. For your information and for forwarding to your clients for whom you hold R&B Falcon Notes registered in your name or in the name of your nominee or who hold R&B Falcon Notes registered in their own names, we are enclosing the following documents:

     - the Prospectus,

     - the Letter of Transmittal to be used by all tendering and consenting holders of R&B Falcon Notes (except for holders executing the tender through DTC's ATOP),

     - a form of letter which may be sent to your clients for whose accounts you hold R&B Falcon Notes in your name or in the name of your nominee, and

     - a return envelope addressed to the Exchange Agent.

     Your prompt action is requested. We urge you to contact your client promptly.

     3. Tender Procedures. In order to take advantage of the Exchange Offers, a duly executed and properly completed Letter of Transmittal and any signature guarantees, or a properly transmitted agent's message, should be delivered to the Exchange Agent, and confirmations of book-entry transfer of the R&B Falcon Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.


     4. Conditions to the Exchange Offers. Consents from holders of a majority in aggregate principal amount outstanding of any series of R&B Falcon Notes must be received in order to amend the indenture under which such R&B Falcon Notes were issued. Transocean Sedco Forex's obligation to consummate the Exchange Offer for any series of R&B Falcon Notes and to cause R&B Falcon to make consent payments relating to that Exchange Offer is conditioned on, among other things, the receipt (and no withdrawal) of consents to the amendments to each of the indentures with respect to the R&B Falcon Notes from the holders of record as of the close of business on February 13, 2002 of a majority in principal amount of each of the six series of R&B Falcon Notes. Therefore, Transocean Sedco Forex will consummate the Exchange Offers and cause R&B Falcon to make the consent payments with respect to any series of R&B Falcon Notes only if a majority in


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aggregate principal amount outstanding of that and each other series is validly tendered (and not validly withdrawn) as of the Expiration Date of the Exchange Offer for that series.


     5. Consent to Proposed Amendments. Holders tendering R&B Falcon Notes pursuant to the Exchange Offers will thereby consent to certain proposed amendments to the indenture or indentures under which R&B Falcon issued such R&B Falcon Notes, as described in the Prospectus. Such proposed amendments are described in the Prospectus under the caption "The Proposed Amendments."



     6. Withdrawal of Tendered R&B Falcon Notes. Tenders of R&B Falcon Notes of any series may be withdrawn at any time prior to the applicable Expiration Date. Consents may be withdrawn by validly withdrawing the tender of the related R&B Falcon Notes prior to the consent payment deadline.



     7. Fees and Commissions. Neither Transocean Sedco Forex nor R&B Falcon will pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders of R&B Falcon Notes and consents pursuant to the Exchange Offers, except for the undersigned, as dealer managers, the exchange agent and the information agent, as identified and described in the Prospectus. Transocean Sedco Forex will, however, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.


     8. Transfer Taxes. Transocean Sedco Forex will pay or cause to be paid all transfer taxes, if any, with respect to the sale and transfer of any R&B Falcon Notes to it pursuant to the Exchange Offers, except as otherwise provided in instruction 6 of the Letter of Transmittal.

     Any questions or request for assistance or for additional copies of the Prospectus, the Letter of Transmittal or related documents may be directed to Mellon Investor Services LLC, the information agent, at its address and telephone number set forth on the back cover page of the enclosed Prospectus. You may also contact the undersigned, as dealer managers, at their telephone number set forth on the back cover page of the Prospectus.

Very truly yours,

GOLDMAN, SACHS & CO.

     Nothing contained herein or in the enclosed documents is intended to constitute you or any person the agent of Transocean Sedco Forex, R&B Falcon, the dealer managers, the exchange agent, the information agent or any of their affiliates or authorize you or any other person to make any statement on their behalf other than statements expressly made in the Prospectus or the Letter of Transmittal or use any documents in connection with the Exchange Offers other than for the purposes described herein.

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